Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2022, with respect to the financial statements of ORIC Pharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

March 22, 2022